     As filed with the Securities and Exchange Commission on July 14, 1998
                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               RYERSON TULL, INC.

                          -----------------------------


             (Exact name of registrant as specified in its charter)
        Delaware                                         36-3431962
(State of incorporation)                 (I.R.S. Employer Identification Number)


                              2621 West 15th Place
                             Chicago, Illinois 60608
                                 (312) 762-2121
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)
                               Charles B. Salowitz
                                    Secretary
                              30 West Monroe Street
                             Chicago, Illinois 60603
                                 (312) 346-0300
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                          -----------------------------


                                   Copies to:
                                Robert E. Curley
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                             Chicago, Illinois 60603

                          -----------------------------


         Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________________________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________________________________________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                                  CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO         OFFERING PRICE           AGGREGATE           REGISTRATION
                  REGISTERED                     BE REGISTERED       PER SHARE (1)        OFFERING PRICE (1)          FEE

Class A Common Stock, $1.00 par value               600,000             $19.687              $11,812,500             $3,485
including preferred share purchase rights
=============================================== ===============  ====================== ======================  ================

(1)      Estimated solely for purposes of determining the registration fee, based on the average of the high and low sales prices on the New York Stock Exchange Composite Tape on July 9, 1998.

                                           -----------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with The Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   SUBJECT TO COMPLETION, DATED JULY 14, 1998

PROSPECTUS


                                 600,000 SHARES

                               Ryerson Tull, Inc.


                                  Common Stock
                           (par value $1.00 per share)

                             ----------------------



         The 600,000 shares (the "Shares") of Class A Common Stock, $1.00 par value, including preferred share purchase rights (the "Common Stock"), of Ryerson Tull, Inc. (the "Company") offered hereby may be purchased pursuant to the exercise of transferable options issued by the Company to participants in the Ryerson Tull 1996 Incentive Stock Plan (the "Plan") and transferred by those participants to certain immediate family members or trusts for their benefit for no consideration. See "Plan of Distribution."

         On July 9, 1998 the last reported sale price of the Common Stock on the New York Stock Exchange, Inc. ("NYSE") was $19.687 per share.




                                -----------------



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
              SION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                             ----------------------


                  The date of this Prospectus is July [ ], 1998

         NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.



                                TABLE OF CONTENTS

                                                                      PAGE

Available Information..................................................2
Incorporation by Reference.............................................3
The Company............................................................3
Use of Proceeds........................................................3
Plan of Distribution...................................................3
Additional Information............................................... 12
Experts...............................................................13
Validity of the Shares................................................13



                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Reports, proxy material and other information concerning the Company can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a site accessible to the public by computer on the World Wide Web, at http//www.sec.gov, which site contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company.

     The Company's common stock trades on the NYSE. Reports and other information concerning the Company may also be inspected at the NYSE located at 11 Wall Street, New York, New York 10006.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement may be inspected and copied at prescribed rates at the above-described offices of the SEC, by mail as described above or through the SEC Web site described above. In addition, the Company will promptly provide copies of these documents without charge upon receipt of a written or oral request made to the Company at its principal executive offices, 2621 West 15th Street, Chicago, Illinois 60608, Attention: Secretary (Telephone (312) 346-0300).

                           INCORPORATION BY REFERENCE

    The Company hereby incorporates by reference the following documents pursuant to the Exchange Act:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; and

         (b) Description of the Class A Common Stock, $1.00 par value per share, and associated preferred share purchase rights, included under the caption "Description of Securities" in the Company's Form S-1 Registration Statement, dated June 11, 1996, File No. 333-3229.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the effectiveness of the Registration Statement, shall be deemed to be incorporated herein by this reference and to be a part hereof from the respective dates of filing thereof. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other such subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request made to the Company at its principal executive offices, 2621 West 15th Street, Chicago, Illinois 60608, Attention: Secretary (Telephone (312) 346-0300). The documents incorporated herein by reference that are filed by the Company may be inspected and copied or obtained by mail from the public reference facilities and the World Wide Web site maintained by the SEC referred to under "Available Information" above.

                                   THE COMPANY

         The Company was incorporated under the laws of the state of Delaware in March, 1986 as Inland Steel Services Holding, Inc. and its name was changed to Ryerson Tull, Inc. in May, 1996. Prior to June 26, 1996, the Company was a wholly-owned subsidiary of Inland Steel Industries, Inc. ("ISI"). ISI owns all of the Company's Class B common stock, which allows Inland to ensure adoption or rejection of all matters to be voted upon at the Annual Meeting of Shareholders. On June 20, 1996, shares of the Company's Class A Common Stock, $1.00 par value, were offered to the public by means of an initial public offering. The Company's Common Stock is listed on the NYSE under the trading symbol of RT.

                                 USE OF PROCEEDS

         The amount of the proceeds to be received upon exercise of the transferable options to which this Prospectus relates will depend upon the exercise prices of the options and the extent to which they are exercised. Expenses of the offering will be minimal. The proceeds from the sale of the Common Stock will be used for general corporate purposes.


                              PLAN OF DISTRIBUTION

         The shares of Common Stock of the Company covered by this Prospectus are being offered by the Company to transferees of transferable options granted to the directors, officers and certain other key employees of the Company pursuant to the Plan, which is described below.

         The Ryerson Tull 1996 Incentive Stock Plan was adopted by the Board of Directors of the Company on June 10, 1996 and was approved by ISI, the sole stockholder of the Company, and became effective on June 10, 1996. The Plan will continue in effect until terminated by the Board of Directors.

         The purpose of the Plan is to attract and retain outstanding individuals as officers and key employees of the Company and its subsidiaries (which term includes partnerships, joint ventures or other business entities in which the Company owns or controls, directly or indirectly, a 50% or greater interest (a "Subsidiary")), and to furnish incentives to such individuals through rewards based upon the ownership and performance of the Common Stock of the Company. To this end, the Committee (hereinafter defined) and, in certain circumstances, the Chairman of the Board of the Company (the "Chairman") or the President of the Company (the "President"), may grant stock options, stock appreciation rights, restricted stock awards and performance awards, or combinations thereof, to such officers and key employees.

         The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. Each member of the Committee is a director of the Company. To the extent necessary to comply with certain securities and tax regulations, each member of the Committee must be a non-employee director within the meaning of such applicable regulations. The mailing address of each member of the Committee will be the same as the address of the Company. Members of the Committee will be elected annually, and are subject to removal, by the Board of Directors of the Company.

         Subject to the provisions of the Plan, the Committee has authority to
(i) determine which employees of the Company and its Subsidiaries shall be eligible for participation in the Plan; (ii) select employees to receive grants under the Plan; (iii) determine the form of grant, whether as a stock option, stock appreciation right, restricted stock award, performance award, or a combination thereof, the number of shares or units subject to the grant, the time and conditions of exercise or vesting, the fair market value of the Common Stock of the Company for purposes of the Plan, and all other terms and conditions of any grant and to amend such awards; (iv) accelerate the time of exercise or vesting of any grant; and (v) prescribe the form of agreement, certificate or other instrument evidencing the grant. The Committee also has authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan. No person has the right under the Plan or pursuant to any contract in connection therewith to create a lien on any securities or other property held under such Plan. Notwithstanding the foregoing, the Committee, subject to the terms and conditions of the Plan, may delegate to the Chairman or the President, if such individual is then serving as a member of the Board, the authority to act as a subcommittee of the Committee for purposes of making grants or awards of stock options, stock appreciation rights, restricted stock or performance awards, not to exceed such number of shares as the Committee shall designate annually, to such employees of the Company and its Subsidiaries who are not subject to Section 16(a) of the Exchange Act as the Chairman or President shall determine in his or her sole discretion after consultation with the Vice President- Human Resources of the Company. The Chairman or the President shall have the authority and duties of the Committee with respect to such grants and awards.

         The Plan provides that the maximum number of shares of Common Stock which may be issued pursuant to all grants thereunder may not exceed, subject to adjustment as described below, 2,300,000. No more than 800,000 shares are available for issuance under the Plan with respect to performance awards and restricted stock awards.

GENERAL DESCRIPTION

         Participants in the Plan shall consist of (i) such officers and other key employees of the Company and its Subsidiaries as the Committee (or, if applicable, the Chairman or President) may select from time to time. Individuals who received grants of Substitute Options and Substitute Restricted Stock (as described below) in connection with the public offering of the Company's stock are also considered participants in the Plan. In the discretion of the Committee, the Chairman or the President, participants generally may receive stock options, stock appreciation rights, restricted stock awards or performance awards, either singly or in combination. The form and amount of any grant or award, whether measured by shares of Common Stock or otherwise, as well as the time and conditions of exercise or vesting and any acceleration of the time of exercise or vesting, are subject to the discretion of the Committee. Shares to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury Common Stock, or any combination thereof. Except to the extent otherwise determined by the Committee, any shares subject to a grant or award which terminates by expiration, cancellation or otherwise without the issuance of such shares (including shares underlying a stock appreciation right exercised for stock, to the extent that such underlying shares are not issued) or which is settled in cash (to the extent so settled) or, in the case of a restricted stock award, without vesting, shall again be available for future grants under the Plan.

         The Internal Revenue Code of 1986, as amended (the "Code"), places limitations on the deductibility, for Federal income tax purposes, of annual compensation paid to certain executive officers generally designated as the five most highly compensated officers of the Company on the last day of the fiscal year of determination (the "Named Executive Officers"). In order to permit certain grants and awards under the Plan to be deductible for Federal income tax purposes, the Plan limits, except in the case of awards which by their terms are not intended to comply with such Code limitations, the maximum number of shares that may be granted or awarded under the Plan to any participant during any three-year period to 1,500,000 and the maximum aggregate cash payout that may be made under the Plan in any fiscal year of the Company to a Named Executive Officer to $1,000,000.

         The Board of Directors may amend the Plan in any respect, or terminate the Plan at any time, provided that no amendment may be made without stockholder approval which would increase the maximum number of shares available for issuance pursuant to grants under the Plan if such action would result in awards under the Plan no longer being exempt under Rule 16b-3 as then in effect. In addition, no amendment or termination may impair the rights of any participant under any award or grant previously granted under the Plan without the consent of the participant, unless required by law.

         The maximum number of shares issuable under the Plan and the number, class and/or price of shares or other consideration subject to any outstanding stock option, stock appreciation right, restricted stock award or performance award may be appropriately adjusted in accordance with the Plan by the Committee in the event of any change in corporate capitalization, such as a stock split, reverse stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Company or its Subsidiaries (other than normal cash dividends), and any reorganization or partial or complete liquidation of the Company or its Subsidiaries.

         In the event that a "Change in Control" of the Company, as defined in the Plan, occurs, then, with certain exceptions, (1) the value of all outstanding stock options, stock appreciation rights and restricted stock awards (whether or not then fully exercisable or vested) shall be cashed out as of the date the Change in Control occurs pursuant to the method specified in the Plan (except that stock options or stock appreciation rights then outstanding for less than six months shall not be cashed out until six months after their date of grant, and except that the Committee may provide for the immediate vesting instead of the cashing out of restricted stock awards in such circumstances as it deems appropriate); and (2) all outstanding performance awards shall be cashed out as determined by the Committee. If a transaction is intended to be accounted for through the pooling-of-interest accounting method, then the Committee, in its discretion, may provide for the vesting (rather than the cash out) of all or any portion of outstanding stock options, stock appreciation rights, restricted stock awards and performance awards, may limit payment of such awards to shares of common stock, and may extend the exercise period for stock options and stock appreciation rights but not beyond the earlier of 30 days after the end of the pooling period or the original term of the stock option or stock appreciation right.

         In order to exercise a stock option or stock appreciation right, a written notice of intent to exercise such stock option or stock appreciation right with respect to a specified number of shares must be delivered, or mailed by postpaid registered mail, to the Treasurer of the Company. In the case of stock options, such written notice of intent to exercise must be accompanied by contemporaneous payment of the option purchase price of such number of shares, except as the Committee may allow in connection with the cashless exercise of options or exercise of options by other means that the Committee determines to be consistent with the Plan's purpose and applicable law.

         The Company is entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Company prior to and as a condition of making such payment. The Committee, in its discretion and subject to such rules as it may adopt from time to time, may permit a participant to elect to have the Company withhold from any payment under the Plan (or to have the Company accept from the participant) for tax withholding purposes shares of Common Stock of the Company valued at their fair market value, but in no event shall the fair market value of the number of shares so withheld (or accepted) exceed the amount necessary to meet the maximum federal, state and local marginal tax rates then in effect that are applicable to the participant and to the particular transaction.

         An optionee or holder of a stock appreciation right or performance award, as such, has no rights of a stockholder of the Company until the date of issuance of a stock certificate to such person pursuant to such stock option, right or award. Upon such issuance, he or she shall have, with respect to the number of shares of Common Stock issued, all rights of a stockholder of record from the date of such issuance.

         Nothing contained in the Plan is to be deemed to confer upon any employee any right of continued employment with the Company or any of its Subsidiaries or to limit or diminish in any way the right of the Company or any such Subsidiary to terminate such employee's employment at any time with or without cause. In addition, neither the adoption of the Plan nor any action of the Board of Directors of the Company or of the Committee is to be deemed to give any employee any right to be selected as a participant or to be granted a stock option, stock appreciation right, restricted stock award or performance award under the Plan.

         Except as permitted by the Committee, no stock option, stock appreciation right, restricted stock award or performance award shall be transferable except by will or the laws of descent and distribution, and, during the holder's lifetime, stock options and stock appreciation rights shall be exercisable only by, and shares subject to restricted stock awards and payments pursuant to performance awards shall be delivered or made only to, such holder or such holder's duly appointed legal representative. Under rules adopted by the Committee, transfers may be made, subject to certain limitations, to (a) a participant's spouse or dependents, or (b) to a trust for the benefit of an award holder, his or her spouse or descendants.

STOCK OPTIONS

         Options to purchase shares of Common Stock, including incentive stock options within the meaning of Section 422 of the Code, may be granted under the Plan. Each grant of an option under the Plan may designate whether the option is intended to be an incentive stock option or a "nonqualified" stock option. Any option not so designated shall be deemed to be a "nonqualified" stock option. The Committee will determine the number of shares subject to each stock option and the time of exercise. No option, however, shall be exercisable less than six months or more than ten years after the date of grant. The per share option price shall not be less than the greater of par value or 100% of the fair market value of a share of Common Stock at the date of grant. Upon exercise, the option price may be paid in cash or (unless otherwise prohibited by the Committee) in shares of Common Stock of the Company having a fair market value equal to the option price, provided that such shares have been held for at least six months prior to their tender to pay the option price, or in a combination thereof. The Committee may also allow the cashless exercise of options by holders thereof, as permitted under regulations promulgated by the Board of Governors of the Federal Reserve System, subject to any applicable restrictions necessary to comply with rules adopted by the Commission, and the exercise of options by holders thereof by any other means that the Committee determines to be consistent with the Plan's purpose and applicable law.

         To the extent that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock of the Company with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under the Plan or any other plan of the Company) exceeds $100,000, the options will not be treated as incentive stock options (even if designated as such).

         If an optionee ceases to be employed by the Company or any of its Subsidiaries by reason of (i) death; (ii) physical or mental incapacity; (iii) retirement on or after the normal retirement date provided for in and pursuant to any pension plan of the Company or any Subsidiary of the Company in effect at the time of such retirement; or (iv) early retirement (with the consent of the Committee) provided for in and pursuant to any such pension plan, any option held by such optionee may be exercised, with respect to all or any part of the Common Stock of the Company as to which such option was not theretofore exercised (whether or not such option was otherwise then exercisable), for such period from and after the date of cessation of employment (not extending, however, beyond the date of expiration of such option) as the Committee may determine at the time of the grant or at any time thereafter. If an optionee ceases to be employed by the Company or any of its Subsidiaries for any reason other than a reason set forth in the immediately preceding sentence, any option granted to such optionee may be exercised for a period ending on the 30th day following the date of such cessation of employment or the date of expiration of such option, whichever first occurs, but only with respect to that number of shares of Common Stock for which such option was exercisable immediately prior to the date of cessation of employment, except as otherwise determined by the Committee at the time of grant or at any time thereafter. The transfer of an employee from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary of the Company shall not constitute a termination of employment or an interruption of continuous employment for the purposes of the Plan.

         The agreement or instrument evidencing the grant of an option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its discretion.

STOCK APPRECIATION RIGHTS

         Stock appreciation rights may be granted under the Plan in tandem with a related stock option or may be granted independently of any stock option. Rights granted in tandem with or by reference to a related stock option shall, except as provided at the time of grant, be exercisable only to the extent that the related stock option is exercisable, provided that except in certain limited circumstances no such right shall be exercisable prior to the expiration of six months from the date of grant. The Committee will determine the manner and time of exercise of rights granted independently of a stock option, but no such right shall be exercisable less than six months or more than ten years after the date of grant. In the case of a right granted in tandem with a related stock option, the grantee may elect to exercise the stock option or the right (but not both) as to the shares subject to the stock option and the right. The provisions of the Plan governing the exercise of stock appreciation rights upon termination of employment by reason of death, incapacity, retirement or otherwise are the same as those governing the exercise of stock options, as described above.

         Upon exercise of a stock appreciation right, the holder shall be paid the excess of the then fair market value of the number of shares of Common Stock to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such amount shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or in such combination thereof, as may be provided in the grant of such right (which may permit the holder to elect between cash and Common Stock or to elect a combination thereof), or, if no such provision is made in the grant, as the Committee shall determine upon exercise of the right, provided that, in any event, the holder shall be paid cash in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled.

         The agreement or instrument evidencing the grant of stock appreciation rights may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its discretion, including such conditions and limitations on the exercise of stock appreciation rights by any grantee who is subject to Section 16(a) or Section 16(b) of the Exchange Act as the Committee, in its sole discretion, deems necessary or desirable for any reason, including for compliance with Section 16(a) or Section 16(b) and the rules and regulations thereunder, or to obtain any exemption therefrom.

RESTRICTED STOCK AWARDS

         Restricted stock awards consisting of shares of Common Stock of the Company may be made under the Plan. Such awards shall be contingent on the employee's continuing employment with the Company or its Subsidiaries for a period to be specified in the award, which (except in the case of death or physical or mental incapacity) shall not be less than six months or more than ten years from the date of award, and shall be subject to such additional terms and conditions as the Committee deems appropriate, which may include performance measures. The Committee may in its sole discretion provide for the early vesting of any such award in the event of termination of employment by retirement, death, incapacity or otherwise prior to the end of the restriction period. Except as otherwise determined by the Committee at the time of the award, the holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited. If all conditions to which such award is subject have been satisfied, the holder shall be entitled to such shares free of all restrictions.

PERFORMANCE AWARDS

         Performance awards consisting of shares of Common Stock of the Company, monetary units or units which are expressed in terms of shares of Common Stock of the Company may also be made under the Plan. Except as discussed below, such awards shall be contingent on the achievement over a period of not less than six months or more than ten years of such corporate, division, Subsidiary, group or other measures and goals as shall be established by the Committee. Except as discussed below, such measures and goals may be revised by the Committee at any time and from time to time during the performance period to take into account significant unforeseen events or changes in circumstances. Except as may otherwise be determined by the Committee, a performance award shall terminate if the grantee of the award does not remain continuously in the employ of the Company or its Subsidiaries at all times during the applicable performance period.

         Payment of a performance award following the end of the performance period, if such award consists of monetary units or units expressed in terms of shares of Common Stock of the Company, may be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. Any payment made in Common Stock shall be based on the fair market value of such stock on the payment date. If a performance award consists of shares of Common Stock of the Company or units which are expressed in terms of shares of Common Stock, amounts equal to dividends otherwise payable on a like number of shares may, if the award so provides, be converted into additional such shares (to the extent that shares are then available for issuance under the Plan) or credited as additional units and paid to the participant on payment of the award.

         In order to permit performance awards to Named Executive Officers to be deductible by the Company for Federal income tax purposes, the Code and related regulations require performance measures for such awards to be specified in the Plan and approved by stockholders. The performance measures established in the Plan for such purposes are: safety (including total injury frequency, lost workday rates or cases, medical treatment cases and fatalities), quality control (including critical product characteristics and defects), capital structure (including debt and equity levels, debt-to-equity ratios, and debt-to-total-capitalization ratios), cost control (including cost as a percentage of sales), inventory turnover, customer performance or satisfaction, revenue growth, net income, conformity to cash flow plans, return on investment, and the ratio of operating profit to operating assets.

         The Committee has discretion to establish performance goals and to adjust the goals and methods used to measure attainment of the goals. However, with respect to awards which are intended to be exempt from the deduction limitation, the Committee may not adjust awards in a manner that increases such award (downward adjustments are permitted) or make any other change that could cause such awards to become non-deductible under the regulations discussed above. The Committee has discretion to amend or replace performance measures applicable to the Named Executive Officers in the event applicable regulations change and to grant awards to Named Executive Officers that would not be deductible under the regulations based upon any performance measures it deems appropriate.

SUBSTITUTE STOCK OPTIONS AND SUBSTITUTE RESTRICTED STOCK

         The Committee may grant and in certain cases has granted "Substitute Stock Options" to officers and employees of ISI and its Subsidiaries who became or who become officers or employees of the Company or any of its Subsidiaries on or after the initial public offering of Company's Common Stock and during the period that the Company remains an affiliate of ISI (generally determined under Code controlled group rules) ("Transferred Employees"). The Substitute Stock Options granted under the Plan are in lieu of outstanding options to purchase ISI common stock ("ISI Options") granted pursuant to the Inland 1995 Incentive Stock Plan, the Inland 1992

Incentive Stock Plan, the Inland 1988 Incentive Stock Plan or the Inland 1984 Incentive Stock Plan (collectively, the "ISI Incentive Plans"). The Committee may award Substitute Stock Options to any Transferred Employee with respect to less than all (including none) of his or her outstanding ISI Options. The number of shares of Common Stock subject to any Substitute Stock Option shall bear the same ratio to the number of shares of ISI common stock subject to the corresponding ISI Option as the Average Value (as defined below) of a share of ISI common stock bears to the Average Value of a share of Common Stock. The per share option price of Common Stock subject to the Substitute Stock Option shall be equal to the amount which bears the same ratio to the Average Value of a share of Common Stock as the per share option price of ISI common stock under the ISI Option bears to the Average Value of a share of ISI common stock. Other than the option price and number of shares, the Substitute Stock Options shall be subject to the same terms and conditions as the ISI Options. The term "Average Value" means the average closing price of Common Stock or ISI Common Stock, as applicable, as reported, in the case of Common Stock, on the New York Stock Exchange Composite Tape (the "Composite Tape") (or, if such shares are not traded on the New York Stock Exchange, such other principal market on which such shares are traded) for the first ten trading days after the date of the substitution.

         The Committee may grant and in certain cases has granted "Substitute Restricted Stock" to Transferred Employees in lieu of outstanding shares of restricted ISI common stock ("ISI Restricted Stock") granted to the Transferred Employees pursuant to the ISI Incentive Plans. The Committee may award Substitute Restricted Stock to any Transferred Employee with respect to less than all (including none) of his or her outstanding ISI Restricted Stock. The number of shares of Substitute Restricted Stock shall bear the same ratio to the number of shares of ISI Restricted Stock as the Average Value of a share of ISI common stock bears to the Average Value of a share of Common Stock. Other than the number of shares, the Substitute Restricted Stock shall be subject to the same terms and conditions as the ISI Restricted Stock.

FEDERAL INCOME TAX EFFECTS

         General Description of Federal Income Tax Effects

         As of the date of this Prospectus, capital gains generally are taxed at lower maximum rates than those applicable to ordinary income. The Company has been advised that an employee who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an incentive stock within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the foregoing holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction. In addition, a taxpayer may be required to pay an alternative minimum tax on the amount of his tax preference items, if such tax exceeds the tax otherwise due, which amount of minimum tax paid may be available as a credit in future years to reduce subsequent tax liability. The exercise of an incentive stock option will generally result in an increase to alternative minimum taxable income, the basis on which the alternative minimum tax is computed, in the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price.

         An individual will not realize taxable income at the time of the grant of an option which does not qualify as an incentive stock option. Upon exercise, however, of such nonqualified stock option, the individual (even if the option has been transferred) will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, the individual will realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

         Upon exercise of an incentive stock option, no taxable income will be recognized by the participant and the Company will not be entitled to a tax deduction by reason of such exercise. However, the excess of the fair market value on the date of exercise over the exercise price is an adjustment which increases alternative minimum taxable income, the base upon which alternative minimum tax is computed. If Common Stock purchased pursuant to the exercise of an incentive stock option is sold within two years from the date of grant or within one year after the transfer of such Common Stock to the individual, then the difference, with certain adjustments, between the fair market value of the Common Stock at the date of exercise and the option price will be considered ordinary income.

         An individual will not realize taxable income at the time of the grant of a stock appreciation right. Upon exercise, however, such individual will realize ordinary income measured by the difference between the fair market value of the common stock of the Company on the applicable date of grant and the fair market value of such stock on the date of exercise. The Company will be entitled to a corresponding deduction in the year of exercise.

         An individual who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the individual (even if the award has been transferred) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction unless the individual is one of the Named Executive Officers and applicable provisions of the Code regarding deductibility are not satisfied. Dividends paid to the individual during the restriction period will also be compensation income and deductible as such by the Company. An individual who receives a restricted stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount,
(ii) dividends paid to such individual during the restriction period will be taxable as dividends to such individual and not deductible by the Company, and
(iii) there will be no further tax consequences when the restrictions lapse. If an individual who has made such an election subsequently forfeits the shares, he or she will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

         The Company has also been advised that an individual who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The individual (even if the award has been transferred) will have income at the time of payment (or vesting if the award is in stock), and the Company will have a corresponding deduction unless the individual is one of the Named Executive Officers and applicable provisions of the Code regarding deductibility are not satisfied.

         Any acceleration of the payment of grants and awards under the Plan in the event of a change in control in the Company, may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company. A deduction otherwise available to the Company for any year with respect to compensation payable to a Named Executive Officer may be denied to the extent that it exceeds $1,000,000. For these purposes, restricted stock grants and performance awards under the Plan may under certain circumstances qualify for, and it is anticipated that grants of options and stock appreciation rights will generally qualify for, an exception to that limitation for eligible performance-based compensation.

         Payment of Option Price with Shares of Company Common Stock

         Under proposed regulations, the exercise of an incentive stock option through the exchange of previously acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares which are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received upon such an exchange which are in excess of the number of shares given up will have a new holding period and, if cash was paid in addition to the shares exchanged, a basis equal to the amount of such cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

         If the exercise price of an incentive stock option is paid with shares of stock of the Company acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

         The exercise of a stock option which is not an incentive stock option through the delivery of previously acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares which are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the individual at the time of the exercise as ordinary income. The excess shares will have a new holding period for capital gains purposes and a basis equal to the value of such shares determined at the time of exercise.

         Transferred Awards

         Neither the employee nor the transferee will realize taxable income at the time of a non-arm's length transfer of a nonqualified stock option. Upon the subsequent exercise of the option by the transferee, the employee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will generally be entitled to a corresponding deduction. Upon a subsequent disposition of the shares by the transferee, the transferee will generally realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the fair market value of the stock at the time of exercise.

         The tax rules governing the Federal income tax effects of the non-arm's length transfer of a stock appreciation right are unclear. Based on the tax treatment of transferable options, however, it seems as though the employee may be required to realize ordinary income when the transferee exercises the stock appreciation right in an amount measured by the difference between the fair market value of the stock on the date of grant and the fair market value on the date of exercise and that the Company would generally be entitled to a corresponding deduction at that time.

         Upon a non-arm's length transfer of restricted stock, the employee will realize ordinary income with respect to any amounts received in connection with the transfer (and such amounts will be added to the stock's basis), and the Company will generally be entitled to a corresponding deduction. Upon the subsequent vesting of shares of restricted stock, the employee will realize ordinary income in an amount equal to the additional appreciation and the Company will generally be entitled to an additional corresponding deduction. Upon a subsequent disposition of the shares by the transferee, the transferee will generally realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the value of the stock at the time it became fully vested.

         Neither the employee nor the transferee should recognize ordinary income upon the transfer of restricted stock in a non-arm's length transaction if the employee had elected to be taxed at the time the restricted stock was granted to him or her. Upon such a transfer, the transferee's basis in the stock would be the same as the employee's basis.

         In the case of a non-arm's length transfer of a performance award that is payable in stock, the employee should recognize ordinary income, and the Company should receive a corresponding deduction, when the stock becomes vested. If the award is payable in cash, the employee should recognize ordinary income, and the Company should receive a corresponding deduction, when the award is actually paid to the transferee.

         If an employee makes a gift of an award, the gift should generally be complete for Federal gift tax purposes at the time of transfer. However, with respect to the gift of a nonqualified stock option which is exercisable only after the employee performs additional services for the Company or its Subsidiaries, the gift should be complete for Federal gift tax purposes at the later of (i) the time of the transfer or (ii) the time when the transferee's right to exercise the option is no longer conditioned on the performance of services by the employee. The gift should be valued at the time that the gift is complete. For estate tax purposes, the gift of an option or other award would generally cause the option (and the stock acquired by exercise) or other award to be excluded from the employee's estate. Special rules may apply if the employee makes a gift of an award to a "living trust" under which the employee retained the right to revoke the trust or substantially alter its terms.

         Withholding of Taxes

         The Company is entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Company prior to and as a condition of making such payment. The Committee, in its discretion and subject to such rules as it may adopt from time to time, has adopted rules to permit each participant to elect to have the Company withhold from any payment under the Plan (or to have the Company accept from the participant) for tax withholding purposes shares of Common Stock of the Company valued at their fair market value, but in no event shall the fair market value of the number of shares so withheld (or accepted) exceed the amount necessary to meet the maximum Federal, state and local marginal tax rates then in effect that are applicable to the participant and to the particular transaction. Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. If shares of Company Common Stock are withheld or delivered to satisfy all or a portion of the withholding obligation (or a withholding election of any participant), the portion of the withholding obligation (or election) that is so satisfied will be equal to the fair market value of the shares withheld or delivered, using the fair market value of the Company common stock on the date when the amount of taxes to be withheld is determined, or, if the stock is not traded on the New York Stock Exchange Composite Transactions on such date, then on the next preceding date on which such stock was so traded.

         The Code treats the use of shares of Company common stock to satisfy any withholding requirement (or election) as a sale of such shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined. The disposition of such shares may result in the recognition of gain or loss by the participant for tax purposes. If Company common stock acquired pursuant to the Plan is used to satisfy any withholding requirement (or election), such use will be subject to the Federal income tax consequences described under "General Description of Federal Income Tax Effects" and "Payment of Option Price with Shares of Company Common Stock," above.

         The Plan is not qualified under Section 401(a) of the Internal Revenue Code or subject to any provisions of the Employee Retirement Income Security Act of 1974.

         The preceding discussion is based on the federal tax laws and regulations that are presently in effect, which regulations are subject to change. The discussion does not purport to be a complete description of all of the federal income tax aspects of the Plan. Participants may also be subject to state and local taxes in connection with awards under the Plan. Participants should consult with their individual tax advisors to determine the applicability of the federal and state tax aspects of awards to their personal circumstances.


                             ADDITIONAL INFORMATION

         This document summarizes and explains the Plan but does not contain the text of the Plan. In the event of any conflict between this or any other summary of the Plan, the text of the Plan will control. A full copy of the Plan and additional information about the Plan and its administration may be requested from the Secretary of the Corporation at 30 West Monroe Street, Chicago, Illinois 60603; (312) 346-0300. Additional information with respect to the Plan and the shares of common stock covered hereby may be provided from time to time to participants by means of appendices to this Prospectus or by an amended Prospectus.


                                     EXPERTS

         The consolidated financial statements as of December 31, 1997 of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

                               VALIDITY OF SHARES

         The validity of the Common Stock offered hereby has been passed upon for the Company by George A. Ranney, Jr., the Vice President and General Counsel of ISI the majority stockholder of the Company. As of the date of this Prospectus, Mr. Ranney owned 7,300 shares of ISI's common stock and also held options to purchase 48,000 shares of ISI's common stock, 36,120 of which were then exercisable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby:


SEC registration fee.................................................$  3,485
Legal fees............................................................  5,000
Accounting fees and expenses..........................................  2,000
Miscellaneous.........................................................    515

        Total........................................................$ 11,000

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article XI of the Company's Certificate of Incorporation and Article VI of the Company's Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law ("GCL") provides, in relevant part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation. In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Certificate of Incorporation provides that directors shall not be liable for monetary damages for breaches of their fiduciary duty as directors except to the extent such exemption from liability or limitation thereof is that permitted under the Delaware GCL as the same exists or may be amended.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See Index to Exhibits included herewith which is incorporated by reference herein.

ITEM 17.  UNDERTAKINGS.

         (1)      The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

                          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 10th day of July, 1998.

                                    RYERSON TULL, INC.



                                    By   * Neil S.  Novich
                                    --------------------------------------------
                                         Neil S.  Novich
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on July 10, 1998.

          Signature                                      Title
          ---------                                      -----

       * Robert J. Darnall               Chairman and Director
---------------------------------
       Robert J.  Darnall

       * Neil S. Novich                  President, Chief Executive Officer, &
---------------------------------        Director (Principal Executive Officer)
       Neil S.  Novich

       * Jay M. Gratz                    Vice President and Chief Financial
---------------------------------        Officer (Principal Financial Officer)
       Jay M.  Gratz

       * Lily L. May                     Controller (Principal Accounting
---------------------------------        Officer)
       Lily L.  May

       * Richard G. Cline                Director
---------------------------------
       Richard G.  Cline

       * James A. Henderson              Director
---------------------------------
       James A.  Henderson

       * Jerry K. Pearlman               Director
---------------------------------
       Jerry K.  Pearlman

       * Donald S. Perkins               Director
---------------------------------
       Donald S.  Perkins

       * Jean-Pierre Rosso               Director
---------------------------------
       Jean-Pierre Rosso

       * Ronald L. Thompson              Director
---------------------------------
       Ronald L.  Thompson

   *By /s/ Charles B.  Salowitz
       --------------------------
          Charles B.  Salowitz
              Attorney-in-fact

                                  EXHIBIT INDEX




Exhibit Number         Description of Document
--------------         -----------------------

      4 Ryerson Tull 1996 Incentive Stock Plan (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-3229)

      5.1              Opinion of George A. Ranney, Jr.

      23.1             Consent of PricewaterhouseCoopers LLP.

      23.2 Consent of George A. Ranney, Jr. (included in its opinion filed as Exhibit 5.1 hereto).

      24               Power of Attorney